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                                                                                                                    EXHIBIT 12(B)

                                     AON CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                       COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                              Computation of Ratio of Earnings to Combined Fixed Charges and
                                              Preferred Stock Dividends

                                                                                          YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                                                        (millions except ratios)
                                                                             2001        2000       1999       1998       1997
                                                                            ------      ------     ------     ------     ------
                                                                          (Restated)  (Restated) (Restated) (Restated) (Restated)
Income before provision for income taxes and minority interest             $  309      $   854     $  635    $   931    $   542

ADD BACK FIXED CHARGES:
  Interest on indebtedness                                                    127          140        105         87         70
  Interest credited on investment-type insurance contracts                     56           71         77         72         45
  Interest on ESOP                                                              -            -          1          2          3
  Portion of rents representative of interest factor                           57           54         49         51         44
                                                                           ------      -------       ------  -------    -------
       INCOME AS ADJUSTED                                                  $  549      $ 1,119     $  867    $ 1,143    $   704
                                                                           ======      =======     ======    =======    =======

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
  Interest on indebtedness                                                 $  127      $   140     $  105    $    87    $    70
  Preferred stock dividends                                                    70           70         70         70         82
                                                                           ------      -------     ------    -------    -------
       INTEREST AND DIVIDENDS                                                 197          210        175        157        152
  Interest credited on investment-type insurance contracts                     56           71         77         72         45
  Interest on ESOP                                                              -            -          1          2          3
  Portion of rents representative of interest factor                           57           54         49         51         44
                                                                           ------      -------     ------    -------    -------
       TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                   $  310      $   335     $  302    $   282    $   244
                                                                           ======      =======     ======    =======    =======
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS (1)                                                1.8          3.3        2.9        4.1        2.9
                                                                           ======      =======     ======    =======    =======
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(1)  Included in total fixed charges and preferred stock dividends are $66 million for the years ended December 31, 2001, 2000, 1999 and 1998 and $64 million for the year ended December 31, 1997, of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the consolidated statements of income.